Exhibit 10.1

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT
THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of November 27, 2019 (the "Amendment Signing Date"), is entered into by and among Axovant Gene Therapies Ltd. (f/k/a Axovant Sciences Ltd.), an exempted company organized under the laws of Bermuda ("Parent"), Axovant Holdings Limited, a private limited company organized under the laws of England and Wales, Axovant Sciences GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated and organized under the laws of Switzerland, Axovant Sciences America, Inc., a Delaware corporation, Axovant Treasury, Inc., a Delaware corporation, Axovant Treasury Holdings, Inc., a Delaware corporation, and each of Parent’s Subsidiaries that delivers a Joinder Agreement pursuant to Section 7.13 of the Loan and Security Agreement (hereinafter collectively referred to as the "Borrowers" and each, a "Borrower"), Axovant Sciences, Inc., a Delaware corporation ("Guarantor"), the several banks and other financial institutions or entities from time to time parties thereto as Lender, constituting the Required Lenders, and HERCULES CAPITAL, INC., formerly known as Hercules Technology Growth Capital, Inc., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and Lender (in such capacity, together with its successors and assigns in such capacity, "Agent").
The Borrowers, Guarantor, Lender and Agent are parties to a Loan and Security Agreement dated as of February 2, 2017 (as amended by that certain First Amendment to Loan and Security Agreement, dated as of May 24, 2017, that certain Joinder Agreement, dated as of July 21, 2017, that certain Second Amendment to Loan and Security Agreement, dated as of September 22, 2017, that certain Joinder Agreement, dated as of April 6, 2018, and as further amended, restated or modified from time to time, the "Loan and Security Agreement"). The Loan Parties have requested that Agent and Lender agree to certain amendments to the Loan and Security Agreement. Agent and Lender have agreed to such request, subject to the terms and conditions hereof.
Accordingly, the parties hereto agree as follows:
SECTION 1Definitions; Interpretation.
(a)    Terms Defined in Loan and Security Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan and Security Agreement.
(b)    Interpretation. The rules of interpretation set forth in Section 1.1 of the Loan and Security Agreement shall be applicable to this Amendment and are incorporated herein by this reference.
SECTION 2    Amendments to the Loan and Security Agreement.
(a)    The Loan and Security Agreement shall be amended as follows effective as of the Amendment Effective Date:
(i)    New Definitions. The following definitions are hereby added to Section 1.1 in their proper alphabetical order:
"Process Letter" has the meaning set forth in Section 11.20.
"Roivant Guaranty" means that certain Unconditional Guaranty, dated as of the Third Amendment Effective Date, by and between Agent and Roivant Guarantor, as amended, amended and restated, supplemented or otherwise modified from time to time.
"Roivant Guarantor" means Roivant Sciences Ltd., an exempted company organized under the laws of Bermuda.

"Third Amendment" means that certain Third Amendment to Loan and Security Agreement, dated as of the Third Amendment Effective Date, by and among the Loan Parties, Agent and Lender.
"Third Amendment Effective Date" means the date on which each of the conditions precedent set forth in Section 3 of the Third Amendment have been satisfied.
(ii)    Amended and Restated Definition. The following definition is hereby amended and restated as follows:
"Amortization Date" means September 1, 2020.
"Loan Documents" means this Agreement, the Notes (if any), the ACH Authorization (if in effect), the Account Control Agreements, the Joinder Agreements, the Disclosure Letter, all UCC Financing Statements, the Warrant, the Pledge Agreement, the Bermuda Security Documents, the English Security Documents, the Swiss Security Documents, each Process Letter, any guaranty, and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated.
"Term Loan Interest Rate" means for any day a per annum rate of interest equal to the greater of either (i) the prime rate as reported in The Wall Street Journal plus 6.80%, and (ii) 11.55%.
(iii)    Section 2.2(d). Section 2.2(d) is hereby amended and restated in its entirety as follows:
"Payment. Borrower will pay accrued but unpaid interest on each Term Loan Advance on the first Business Day of each month, beginning the month after the Advance Date. As of the Third Amendment Effective Date, after giving effect to the prepayment required as a condition to the effectiveness of the Third Amendment, the outstanding principal amount of the Term Loans is equal to Fifteen Million Seven Hundred and Thirty Thousand Five Hundred and Forty-Nine and 65/100 Dollars ($15,730,549.65). Borrower shall repay the aggregate Term Loan principal balance that is outstanding on the day immediately preceding the Amortization Date, in equal monthly installments of principal and interest (mortgage style) beginning on the Amortization Date and continuing on the first Business Day of each month thereafter until the Secured Obligations (other than inchoate indemnity obligations) are repaid. Any remaining outstanding Term Loan principal balance, together with any and all accrued but unpaid interest hereunder, shall be due and payable on the Term Loan Maturity Date. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. Borrower shall wire in immediately available funds in Dollars to Agent or Lender, as applicable and in each case as specified in writing by Agent or Lender, or Lender, subject to Schedule 7.24 of the Disclosure Letter, will initiate debit entries to the Borrower’s account as authorized on the ACH Authorization, in each case (i) on each payment date of all periodic obligations payable to Lender under each Term Loan Advance and (ii) out-of-pocket legal fees and costs incurred by Agent or Lender in connection with Section 11.12 of this Agreement, provided that an invoice of such out-of-pocket legal fees and costs has been provided to Borrower at least fifteen (15) days in advance of Lender initiating such payment."
(iv)    Section 2.9(g)(iv). Section 2.9(g)(iv) is hereby amended by replacing "clause 2" therein with "clause (iv)".
(v)    Section 7.20. Section 7.20 is hereby amended and restated in its entirety as follows:
"Reserved."
(vi)    Section 9.1. Section 9.1 is hereby amended and restated in its entirety as follows:

"Payments. Any Loan Party or Roivant Guarantor fails to pay any amount due under this Agreement or any of the other Loan Documents on the due date; provided, however, that an Event of Default shall not occur on account of a failure to pay due solely to an administrative or operational error of Agent or Lender or any Loan Party’s or Roivant Guarantor’s bank if such Loan Party or Roivant Guarantor had the funds to make the payment when due and makes the payment within three (3) Business Days following such Loan Party’s or Roivant Guarantor’s knowledge of such failure to pay; or"
(vii)    Section 9.2. Section 9.2 is hereby amended and restated in its entirety as follows:
"Covenants. Any Loan Party or Roivant Guarantor breaches or defaults in the performance of any covenant or Secured Obligation under this Agreement, or any of the other Loan Documents, and (a) with respect to a default under any covenant under this Agreement (other than under Sections 4.4, 6, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.15, 7.17, 7.20, or 7.21) or any other Loan Document (other than the Roivant Guaranty), such default continues for more than thirty (30) days after the earlier of the date on which (i) Agent or Lender has given notice of such default to the Loan Parties or Roivant Guarantor and (ii) any Loan Party or Roivant Guarantor has actual knowledge of such default or (b) with respect to a default under any of Sections 4.4, 6, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.15, 7.17, 7.20, or 7.21, the occurrence of such default; or"
(viii)    Section 9.4. Section 9.4 is hereby amended and restated in its entirety as follows:
"Representations. Any representation or warranty made by any Loan Party or Roivant Guarantor in any Loan Document shall have been false or misleading in any material respect when made or when deemed made; or"
(ix)    Section 9.9. Section 9.9 is hereby amended and restated in its entirety as follows:
"Expropriation. The authority or ability of the Loan Parties or Roivant Guarantor to conduct their business as a whole is limited or wholly or substantially curtailed by any seizure, expropriation, nationalization, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other Person in relation to Roivant Guarantor or the Loan Parties or any of their respective assets; or"
(x)    Section 11.20. Section 11.20 is hereby amended and restated in its entirety as follows:
"Subject to Schedule 7.24 to the Disclosure Letter, Parent, Axovant England, Axovant Switzerland and each Subsidiary that is organized outside of the United States of America shall appoint Corporation Service Company, or other agent reasonably acceptable to Agent, as its agent for the purpose of accepting service of any process in the United States of America, evidenced by a service of process letter in form and substance satisfactory to Agent (each, a "Process Letter"). Each Loan Party shall take all actions, including payment of fees to such agent, to ensure that each Process Letter remains effective at all times."
(b)    References Within Loan and Security Agreement. Each reference in the Loan and Security Agreement to "this Agreement" and the words "hereof," "herein," "hereunder," or words of like import, shall mean and be a reference to the Loan and Security Agreement as amended by this Amendment.
SECTION 3    Conditions of Effectiveness. The amendments set forth in Section 2 of this Amendment shall each become effective on the date (the "Amendment Effective Date") on which each of the following conditions precedent are satisfied:
(a)    Fees and Expenses. The Parent shall have paid (i) all attorney fees and other costs and expenses then due in accordance with Section 5(e), and (iii) all other fees, costs and expenses, if any, due and payable as of the Amendment Effective Date under the Loan and Security Agreement.
(b)    This Amendment. Agent shall have received this Amendment, executed by Agent, Lender and the Loan Parties.

(c)    Roivant Guaranty Documentation. Roivant shall have delivered to Agent the following, each in form and substance satisfactory to Agent:
(i)    that certain Unconditional Guaranty (the "Roivant Guaranty"), dated as of the Amendment Signing Date, executed by Agent and Roivant Sciences Ltd., an exempted company organized under the laws of Bermuda ("Roivant");
(ii)    a service of process letter, evidencing that Roivant has appointed Corporation Service Company, or other agent reasonably acceptable to Agent, as its agent for the purpose of accepting service of any process in the United States of America; and
(iii)    a copy of the resolutions of Roivant’s board of directors evidencing (A) approval of the Roivant Guaranty and the transactions evidenced thereby, and (B) authorization of a specified person or persons to execute the Roivant Guaranty; and
(iv)    all other documents and instruments reasonably required by Agent to effectuate the transactions contemplated by the Roivant Guaranty.
(d)    Prepayment. The Borrowers shall prepay a portion of the principal balance of the outstanding Advances equal to Fifteen Million Seven Hundred and Thirty Thousand Five Hundred and Forty-Nine and 65/100 Dollars ($15,730,549.65), all accrued and unpaid interest with respect to such principal balance being prepaid, plus all fees and other amounts owing under the Loan Documents as of the Amendment Effective Date. For the avoidance of doubt, notwithstanding Section 2.6 of the Loan and Security Agreement, Agent and Lender agree to waive the Prepayment Charge associated with the prepayment under this Section 3(d).
(e)    Representations and Warranties; No Default. On the Amendment Effective Date, after giving effect to the amendment of the Loan and Security Agreement contemplated hereby:
(i)    The representations and warranties contained in Section 4 shall be true and correct on and as of the Amendment Effective Date as though made on and as of such date; and
(ii)    There exist no Events of Default or events that with the passage of time would result in an Event of Default.
(f)    Agent shall have received such other documents as Agent may reasonably request to effectuate the transactions contemplated hereby.
SECTION 4    Representations and Warranties. To induce Agent and Lender to enter into this Amendment, each Loan Party hereby confirms, as of the Amendment Signing Date and the Amendment Effective Date, as applicable, (a) that the representations and warranties made by it in Section 5 of the Loan and Security Agreement and in the other Loan Documents are true and correct in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and (b) that there has not been and there does not exist a Material Adverse Change. For the purposes of this Section 4, (i) each reference in Section 5 of the Loan and Security Agreement to "this Agreement," and the words "hereof," "herein," "hereunder," or words of like import in such Section, shall mean and be a reference to the Loan and Security Agreement as amended by this Amendment, and (ii) any representations and warranties which relate solely to an earlier date shall not be deemed confirmed and restated as of the, as applicable, Amendment Signing Date and Amendment Effective Date (provided that such representations and warranties shall be true, correct and complete as of such earlier date).
SECTION 5    Post-Amendment Effective Date. Notwithstanding any provision herein to the contrary, to the extent not actually delivered on or prior to the Amendment Effective Date, Borrower shall deliver to Agent (or its designated agent) within twenty (20) Business Days of the Amendment Effective Date (or such longer period as Agent shall agree in writing in its sole discretion):

(a)    an updated Perfection Certificate, executed by the Loan Parties, in form and substance satisfactory to Agent; and
(b)    all other documents and instruments, each in form and substance satisfactory to Agent, reasonably required by Agent to obtain, maintain, perfect, and keep in force its Lien on and security interest in the Collateral.
SECTION 6    Miscellaneous.
(a)    Loan Documents Otherwise Not Affected; Reaffirmation. Except as expressly amended pursuant hereto or referenced herein, the Loan and Security Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects. Lender’s and Agent’s execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future. Each Loan Party hereby reaffirms the grant of security under Section 3.1 of the Loan and Security Agreement and hereby reaffirms that such grant of security in the Collateral secures all Secured Obligations under the Loan and Security Agreement and the other Loan Documents. Each Loan Party further reaffirms each grant of security under each Bermuda Security Document, English Security Document and Swiss Security Document.
(b)    Conditions. For purposes of determining compliance with the conditions specified in Section 3, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Agent shall have received notice from such Lender prior to the Amendment Signing Date specifying its objection thereto.
(c)    Release. In consideration of the agreements of Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lenders and all such other persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Loan Party, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto. Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
(d)    No Reliance. Each Loan Party hereby acknowledges and confirms to Agent and Lender that such Loan Party is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.
(e)    Costs and Expenses. Each Loan Party agrees to pay to Agent on the Amendment Effective Date the out-of-pocket costs and expenses of Agent and Lenders party hereto, and the fees and disbursements of counsel to Agent and Lenders party hereto (including allocated costs of internal counsel), in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith on the Amendment Effective Date or after such date.

(f)    Binding Effect. This Amendment binds and is for the benefit of the successors and permitted assigns of each party.
(g)    Governing Law. This Agreement and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.
(h)    Complete Agreement; Amendments. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
(i)    Severability of Provisions. Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.
(j)    Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.
(k)    Loan Documents. This Amendment shall constitute a Loan Document.
[Balance of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

BORROWERS:

AXOVANT GENE THERAPIES LTD.

Signature:	/s/ Pavan Cheruvu
Print Name:	Pavan Cheruvu
Title:	Principal Executive Officer

AXOVANT HOLDINGS LIMITED

Signature:	/s/ Sunil Masson
Print Name:	Sunil Masson
Title:	Director

AXOVANT SCIENCES GMBH

Signature:	/s/ Pavan Cheruvu
Print Name:	Pavan Cheruvu
Title:	Director

AXOVANT SCIENCES AMERICA, INC.

Signature:	/s/ Pavan Cheruvu
Print Name:	Pavan Cheruvu
Title:	President

Signature Page to Third Amendment to Loan and Security Agreement (Hercules/Axovant)

AXOVANT TREASURY, INC.

Signature:	/s/ Pavan Cheruvu
Print Name:	Pavan Cheruvu
Title:	President

AXOVANT TREASURY HOLDINGS, INC.

Signature:	/s/ Pavan Cheruvu
Print Name:	Pavan Cheruvu
Title:	President

GUARANTOR:

AXOVANT SCIENCES, INC.

Signature:	/s/ Pavan Cheruvu
Print Name:	Pavan Cheruvu
Title:	President

Signature Page to Third Amendment to Loan and Security Agreement (Hercules/Axovant)

AGENT:

HERCULES CAPITAL, INC.

By:	/s/ Zhuo Huang
Name:	Zhuo Huang
Title:	Associate General Counsel

LENDER:

HERCULES CAPITAL, INC.

By:	/s/ Zhuo Huang
Name:	Zhuo Huang
Title:	Associate General Counsel

HERCULES CAPITAL FUNDING TRUST 2018-1

By:	Hercules Capital, Inc., as Servicer

By:	/s/ Zhuo Huang
Name:	Zhuo Huang
Title:	Associate General Counsel

HERCULES CAPITAL FUNDING TRUST 2019-1

By:	Hercules Capital, Inc., as Servicer

By:	/s/ Zhuo Huang
Name:	Zhuo Huang
Title:	Associate General Counsel

Signature Page to Third Amendment to Loan and Security Agreement (Hercules/Axovant)